TECH/OPS SEVCON, INC.
                          One Beacon Street
                      Boston, Massachusetts 02108



                                               December 8, 1998

BY DIRECT TRANSMISSION
-----------------------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

           Re:    Tech/Ops Sevcon, Inc.
                  Definitive Proxy Material

     Pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 and Rule 101(a)(1)(iii) of Regulation S-T, Tech/Ops Sevcon, Inc. hereby files by direct transmission a definitive copy of the proxy statement and form of proxy for its 1999 Annual Meeting of Stockholders.


                                         Yours very truly,

                                     /s/ Paul B. Rosenberg
                                         Treasurer



cc: David R. Pokross, Jr., Esq.
    American Stock Exchange (3 copies)

                    SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant  [X]

Check the Appropriate Box

[X] Definitive Proxy Statement




                      Tech/Ops Sevcon, Inc.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

                     TECH/OPS SEVCON, INC.

          ONE BEACON STREET, BOSTON, MASSACHUSETTS 02108
                   TELEPHONE (617) 523-2030

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     Notice is hereby given that the annual meeting of the stock-holders of Tech/Ops Sevcon, Inc., a Delaware corporation, will be held at the offices of Palmer & Dodge, 24th Floor, One Beacon Street, Boston, Massachusetts, at 5:00 p.m. on Wednesday, January 27, 1999 for the following purposes:

     (1) To elect two directors to hold office for a term of three years.

     (2) To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on De-cember 11, 1998 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU AT-TEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.


By order of the Board of Directors,


David R. Pokross, Jr.

Secretary



Dated  December 28, 1998

                        PROXY STATEMENT

              APPROXIMATE DATE OF MAILING:  DECEMBER 28, 1998

         INFORMATION CONCERNING THE PROXY SOLICITATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Tech/Ops Sevcon, Inc. ("the Company") for use at the annual meeting of stockholders of the Company to be held on January 27, 1999 at 5:00 p.m. at the offices of Palmer & Dodge, 24th Floor, One Beacon Street, Boston, Massachusetts, or any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or telegram. Forms of proxies and proxy material may also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to the beneficial owners of the Common Stock.

     On December 11, 1998, the Company had outstanding 3,107,873 shares of Common Stock, $.10 par value, which is its only class of voting stock, held of record by approximately 370 holders. Stockholders of record at the close of business on December 11, 1998 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his name on the record date. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors.



                BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table provides information as to the ownership of the Company's Common Stock as of December 11, 1998 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) the Chief Executive Officer of the Company, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors is shown in the table on pages 2, 3, and 4 below.
                                   4

                                               Amount
   Name and Address                         Beneficially    Percent
  of Beneficial Owner                        Owned (1)     of Class
  -------------------                        ---------     --------
Dr. Marvin G. Schorr                           354,838 (2)   11.4%
  Tech/Ops Corporation
  One Beacon Street
  Boston, MA 02108

Bernard F. Start                               232,977 (2)    7.5%
  Tech/Ops Sevcon, Inc.
  One Beacon Street
  Boston, MA 02108

Dimensional Fund Advisors, Inc.                185,900 (3)    6.0%
  1299 Ocean Avenue, Suite 650
  Santa Monica, CA 90401

Matthew Boyle. . .... . . .                      6,000 (4)      #
  Tech/Ops Sevcon, Inc.
  One Beacon Street
  Boston, MA 02108

All current executive officers and
  directors as a group  (8 persons)..          796,870 (5)    25.5%
___________

              #     Less than 1%

     (1) Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed.

     (2) Includes 500 shares subject to stock options exercis-able within sixty days.

     (3) As reported on Schedule 13G filed with the Securities and Exchange Commission on July 6, 1998.

     (4) Shares subject to stock options exercisable within sixty days.

     (5) Includes 19,000 shares subject to stock options exer-cisable within sixty days


                       ELECTION OF DIRECTORS

     The Company's Board of Directors has fixed the number of directors at seven. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The term of two of the Company's current directors, Matthew Boyle and C. Vincent

Vappi, expires at the annual meeting. Mr. Boyle and Mr. Vappi are the Board's nominees for re-election to three-year terms by the stockholders at the annual meeting. The Company is not presently aware of any reason that would prevent any nominee from serving as a director if he is elected. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

     Pursuant to the Company's by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast and will not affect the outcome of the election. A "broker non-vote" occurs when a broker holding a customer's shares indicates on the proxy that the broker has not received voting instructions on a matter from the customer and is barred by applicable rules from exercising discretionary authority to vote on the matter.

     The following table contains information on the two nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

                                                       Number
                                                     of Common
                                           Has Been  Shares of
                                         a Director the Company
                                           of the      Owned
                                          Company    Benefici-
                          Business       or its Pre-  -ally on
                         Experience        decessor    Dec. 11
                         During Past      Tech/Ops,   1998 and
              Term     Five Years and        Inc.   Percent of
Name        Expires   Other Directorships   Since    Class (1)
----        -------   -------------------   -----     --------
* Matthew     1999    President and Chief    1997      6,000
    Boyle             Executive Officer of               (#)
  Age -- 36           the Company since                  (2)
                      November 1997.  Vice
                      President and Chief
                      Operating Officer of
                      the Company from Nov-
                      ember 1996 to November
                      1997.  From 1994 to
                      1996, Mr. Boyle was
                      General Manager of GEC
                      Alsthom Regulateurs
                      Europa, Colchester,
                      England, an electronic
                      controls  company and
                      from 1991 to 1994, Gen-
                      eral Manager of the IACD

                      Scottish division of
                      Honeywell Control Systems
                      Ltd., Aberdeen, Scotland,
                      an electronics and con-
                      trols systems company.

Paul B.       2000    Treasurer of the Company     1988 83,980
  Rosenberg  (4)(5)   since January 1988.  Mr.          (2.7%)
    Age -- 66         Rosenberg is President of          (3)
                      Tech/Ops Corporation, Bost-
                      on, Mass., a consulting firm,
                      and is a director of  Land-
                      auer, Inc., Glenwood, Ill-
                      inois, a provider of personnel
                      dosimetry services.

Herbert       2000    Until June 1985, chief exec- 1971 31,500
  Roth, Jr.    (5)    utive officer of LFE Corp-        (1.0%)
    Age -- 70         oration, Waltham, Mass.,            (3)
                      manufacturer of equipment
                      and systems for traffic and
                      industrial process control.
                      Mr. Roth is a director of
                      Boston Edison Company, Boston,
                      Mass., a public utility; Phoe-
                      nix Life Insurance Company;
                      Phoenix Total Return Fund,
                      Inc., a mutual fund; Mark IV
                      Industries, Inc., a divers-
                      ified manufacturing concern;
                      and a.trustee of Phoenix Series
                      Fund, Phoenix Multi Portfolio
                      Fund, and Big Edge Services
                      Fund, all mutual funds.

Dr. Marvin.   1998    Chairman of the Company's  1951 354,838
   G. Schorr  (4)     Board of Directors since         (11.4%)
    Age -- 73         January 1988. Chairman of          (3)
                      the Board of Directors and
                      President of Tech/Ops, Inc.,
                      the Company's predecessor.
                      Dr. Schorr is Chairman of
                      Landauer, Inc., Glenwood,
                      Illinois, a provider of pers-
                      onnel dosimetry services,
                      Chairman of Helix Technology
                      Corporation, Mansfield, Mass.,
                      manufacturer of cryogenic
                      equipment, and Chairman of
                      Tech/Ops Corporation, Boston,
                      Mass., a consulting firm.

Bernard       2000    Vice-Chairman of the Board  1988 232,977
F.  Start             since November 1997.  Pres-      (7.5%)
    Age -- 60         ident and Chief Executive         (3)
                      Officer of the Company from
                      January 1988 to November
                      1997.

David         2001    President of Atlantic Man-  1997   2,500
  R. Steadman (5)(6)  agement Associates, a man-          (#)
    Age -- 61         agement services firm. Since        (3)
                      1988.  From 1990 to 1994, Mr.
                      Steadman served as President
                      and Chief Executive Officer
                      of Integra, a hotel and rest-
                      aurant company.  Mr. Steadman
                      is Chairman of the Board of
                      Elcotel, Inc., a manufacturer
                      of high technology pay tele-
                      phone components, a director
                      of Aavid Thermal Technologies,
                      Inc., a manufacturer of thermal
                      management products, and a dir-
                      ector of several privately-held
                      companies.

* C. Vincent  1999    Until May 1991, Chairman     1971  8,500
    Vappi   (5)(6)    and Chief Executive Officer         (#)
      Age -- 72       of Vappi & Company, Inc.,           (3)
                      Cambridge, Mass., a gen-
                      eral building contractor.
                      Mr. Vappi is a director of
                      John Hancock Mutual Life
                      Insurance Company, Boston,
                      Mass.

------------------------------------
           #     Less than 1%

     (1) Unless otherwise indicated, each director has sole voting and investment power with respect to the shares listed.

     (2) Shares subject to stock options exercisable within sixty days.

     (3) Includes 500 shares subject to stock options exercis-able within sixty days.

     (4)  Member of the Executive Committee.

     (5)  Member of the Audit Committee.

     (6)  Member of the Compensation Committee.

     During the fiscal year ended September 30, 1998, the Board of Directors held a total of five meetings. During such year, all directors attended more than 75 percent of the total number of meetings of the Board of Directors and all committees of the Board on which the director served.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee, which met twice during the fiscal year ended September 30, 1998, reviews the scope and results of the external audit, including the audited financial statements, the auditors' compensation and the adequacy of the Company's internal financial controls, and recommends the engagement of the Company's external auditors. The Compensation Committee, which met once last year, reviews and recommends to the Board the annual salary, bonus, stock options, and other benefits of the senior executives. The Board of Directors does not have a nominating committee.

Director Compensation

     Mr. Roth, the Chairman of the Audit Committee, and Mr. Vappi, the Chairman of the Compensation Committee, are each paid $13,500 a year for their services as directors. The other directors (except Mr. Boyle) are paid $12,500 each. In addition, Mr. Start receives compensation at an annual rate of $25,000 as Vice Chairman and the Board of Director's representative in Europe.

     On January 28, 1998, the stockholders approved the 1998 Director Stock Option Plan, reserving 50,000 shares of common stock to be issued for the grant of options under the Plan. Following the vote, each of the Company'' six non-employee directors was granted an option for 5,000 shares of common stock at a price of $15.1875 per share, the fair market value of the stock at that date. The options will expire 90 days after the tenth anniversary of the date of grant and will become exercisable in equal 500 share amounts on each of the first ten anniversaries of the date of grant, commencing January 28, 1999. All outstanding options issued under the Plan become immediately exercisable in full in the event of a "Change in Control" of the Company (as defined in the Plan).

     In January 1997, the Company terminated its Directors' Retirement Plan and fixed the annual retirement payment for the following directors payable upon retirement for life in the amounts indicated, with one-half of the amount payable to the director's surviving spouse for life: Messrs. Roth and Vappi - $6,250 and Mr. Rosenberg - $5,000. Messrs. Boyle, Schorr, Start, and Steadman will receive no benefits under the Plan.

     The Company pays the consulting business owned by Mr. Rosenberg and Dr. Schorr $100,000 per year, under an Agreement extending until December 31, 1999. Of this amount, $30,000 is paid to Mr. Rosenberg for his services as the Company's Treasurer, and $70,000 is applied toward the expenses of maintaining an office and support facilities for the Company's corporate office and for Mr. Rosenberg and Dr. Schorr. Dr. Schorr receives no compensation from this payment.


                   EXECUTIVE COMPENSATION

     The following tables provide information for the last three years concerning the compensation of the two executives of the Company whose total compensation exceeded $100,000 in the most recent fiscal year, and the value of unexercised stock options at the end of such year. Information concerning the President and Chief Executive Officer of the Company is included only since November 1996, the date he joined the Company,


Summary Compensation Table
                                                       Long-Term
                                                        Compens-
Name & Principal   Fiscal            Annual              ation
     Position       Year          Compensation           Awards
----------------   ------  ------------------------   -----------
                                           Other       Securities
                                           Annual        Under-
                                           Compens-      lying
                           Salary   Bonus  ation(a)    Options(#)
                           ------   -----  -------     ----------
Matthew Boyle       1998  $146,250 $50,000   $ 0         20,000
 President & Chief  1997   130,800  20,000     0         20,000
  Executive Officer
  from November 1997
 Vice President &
  Chief Operating
  Officer (Nov 96
  to Nov 97)
Paul A. McPartlin   1998  $ 85,600 $30,300 $11,100          0
 Vice President &   1997    80,800   6,200  10,900          0
  Chief Financial   1996    73,100  11,100  10,300          0
  Officer

       (a) Value of Company-provided automobile.

Option Grants in Last Fiscal Year

     The following table shows all stock options granted to executive officers of the Company during the fiscal year ended
September 30, 1998:




Individual Grants                                   Potential Realiz-
                                                          able

           Number of   Percent                       Value At Assumed
             Secu     of Total                      Annual Rates of
            rities     Options  Exercised          Stock Price Appre-
            Under-     Granted   or Base  Expirat  ciation For Optio
            lying       to Em-    Price      ion          Term
Name       Options     ployees    ($/Sh)    Date   5%($)       10%($)
           Granted    in Fiscal
             (#)        Year
Matthew    20,000       100%      $13.75   11/12/ $173,000   $438,000
Boyle...    (a)

(a) These options were granted on November 13, 1997, and become exercisable with respect to 2,000 shares on each anniversary of the grant date (September 13, 2007 in the case of the last 2,000 shares) or earlier with respect to all shares upon a change in control of the Company, as defined in the option grant.


Fiscal Year-End Option Values

                              Number of
                              Securities
                              Underlying                  Value of
                              Unexercised                Unexercised
                                Options                 In-the-Money
                                                           Options
                               at 9/30/98                at 9/30/98
                                   (#)
                              Exercisable/               Exercisable/
Name                         Unexercisable              Unexercisable

Matthew Boyle                  2,000/38,000   $1,000/$35,000
Paul A. McPartlin             10,000/0       $99,600/$0

     No executive officer of the Company exercised any stock options during the last fiscal year.

Retirement Plan. Mr. Boyle and Mr. McPartlin participate in the Company's U. K. Retirement Plan, a defined benefit plan, under which benefits at age 65 are based upon 1/60th of final U. K. - based salary (as defined) for each year of service, subject to a maximum of 2/3rds of final U K. - based base salary. A spouse's pension of 50% of the employee's pension is payable at death either before or during
retirement.   Pension payments escalate by at least 3% per year,
compounded, and at a higher rate in certain circumstances. The employee contributes 4% of base salary, with the balance of the cost being met by the Company.

     The following table sets forth information concerning the annual benefits payable to the employee pursuant to the U. K. Retirement Plan upon retirement at age 65 for specified compensation levels and years of service classifications. Benefits under the U. K. Retirement Plan are computed solely on the U. K. base salary of participants, exclusive of bonuses, incentive and other compensation, and are not reduced on account of U. K. Social Security entitlement.

                   U. K. Retirement Plan Table

Average Annual Earnings       Estimated Annual Pension Based on
       on which                  Years of Service Indicated
     Retirement                --------------------------------
Benefits are Based      15 years   20 years   25 years   30 years
------------------      --------   --------   --------   --------
$  100,000              $ 25,000   $ 33,400   $ 41,700   $ 50,000
   125,000                31,300     41,700     52,100     62,500
   150,000                37,500     50,000     62,500     75,000
   175,000                43,800     58,300     72,900     87,500
   200,000                50,000     66,700     83,300    100,000
   225,000                56,300     75,000     93,800    112,500
   250,000                62,500     83,300    104,200    125,000
   275,000                68,800     91,700    114,600    137,500
   300,000                75,000    100,000    125,000    150,000

     Credited years of service at September 30, 1998 were 2 for Mr. Boyle and 22 for Mr. McPartlin. Their compensation is entirely U. K. based.

                 COMPENSATION COMMITTEE REPORT

     The Company's compensation program is designed to motivate and retain employees by encouraging and rewarding performance. The program is administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of three independent directors who are not employees of the Company. The Committee regularly reviews and approves generally all compensation and fringe benefit programs of the Company, and also reviews and determines the base salary and incentive compensation of the executive officer named above, as well as stock option grants to all employees. All compensation actions taken by the Committee are reported to the full Board of Directors, which, excluding employee directors, approves the actions of the Committee. The Committee also reviews and makes recommendations to the Board on policies and programs for the development of management personnel, as well as management structure and organization. The Com-mittee administers the Company's Equity Incentive Plan.

     The Company believes that stock options are an important incentive to motivate executive officers and other key employees for improved long-term performance of the Company. The Company considers stock ownership, options currently held and options previously granted when granting options although there are no specific levels of ownership for such grants.

     The Committee believes that the combination of salary and incentive compensation is the best method for compensating its executive officers and senior managers to promote uniform excellence, long-term commitment and team performance. Management salaries are determined based upon individual performance, level of responsibility and experience. The Committee reviews these salaries annually and measures them against compensation data obtained from published compensation surveys and surveys that the Committee makes of a group of peer companies. The Committee believes that the salaries of the Company's executive officers are in the mid-range of these surveys. The peer companies are generally of about the same size as the Company and are in technical, rather than consumer or distribution fields.
The peer companies may include some of the companies included in the Industrial Controls Industry Index used in the Performance Graph. The Company believes that its competitors for executive talent are not necessarily companies which engage in the same business as the Company and, therefore, the companies used for comparative compensation purposes differ from the companies included in the Industrial Controls Industry Index.

     The recommended base salary and incentive compensation award for the President is determined each year by the Committee based upon its subjective assessment of the overall financial performance of the Company and the performance of the President relative to corporate objectives and other factors. Mr. Boyle's base salary during fiscal 1998 increased 11% to $150,000 from fiscal 1997. The increase in Mr. Boyle's base salary related to his election as President and Chief Executive Officer and attendant new levels of responsibility and accountability in his new position. Due to the Company's strong financial improvement in fiscal 1998 over the prior year, as well as significantly improved quality control performance, a bonus of $50,000 was awarded to Mr. Boyle.

     During the last fiscal year, a stock option was granted for 20,000 shares to Mr. Boyle upon his election as the Company's Chief Executive Officer, under the Company's Equity Incentive Plan.

                          Members of the Compensation Committee

                                     Herbert Roth, Jr.
                                     David R. Steadman
                                     C. Vincent Vappi, Chairman


                        PERFORMANCE TABLE

     The following table compares the cumulative total return (change in stock price plus reinvested dividends) assuming $100 invested in the Common Stock of the Company, in the American Stock Exchange ("AMEX") Market Value Index, and in the Media General Industrial Controls Sector Index during the period from September 30, 1993 through September 30, 1998.


                         Value of Investment at September 30,
                         -----------------------------------
                          1993  1994  1995  1996  1997  1998
                          ----  ----  ----  ----  ----  ----
 Tech/Ops Sevcon, Inc.   $ 100  $163   253   361   259   350

 AMEX Market Value Index   100   102   123   128   155   136
 Media General Industrial
   Controls Sector Index   100   109   111    90   164   117




                             AUDITORS

     Arthur Andersen LLP, 225 Franklin Street, Boston, Massachusetts, has served as auditors for the Company and its predecessor Tech/Ops, Inc. since the latter was formed, and upon recommendation of the Audit Committee, has been appointed as auditors for the current year. Representatives of Arthur Andersen LLP are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


   DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy materials for the annual meeting in 2000, it must be received by the Company at One Beacon Street, Boston, Massachusetts 02108, Attention: Treasurer, no later than August 30, 1999.

                 ADVANCE NOTICE PROVISIONS FOR
             STOCKHOLDER PROPOSALS AND NOMINATIONS

     The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination. If the annual meeting is scheduled for a date other than the fourth Wednesday in January and notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first.




                         OTHER BUSINESS

     The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.



Dated  December 28, 1998

(FORM OF PROXY CARD)                            Appendix A

                       TECH/OPS SEVCON, INC.

Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders to be held January 27, 1999

     The undersigned appoints Marvin G. Schorr, Paul B. Rosenberg and David R. Pokross, Jr. and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of Tech/Ops Sevcon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held January 27, 1999 at the offices of Palmer & Dodge, 24th Floor, One Beacon Street, Boston, Massachusetts at 5:00 p. m. and at any adjournments thereof.

         Please complete, sign and date on reverse side and mail in enclosed envelope

------------------------------------------------------------
_____
\    \ Please mark
\  X \ votes as in
\____\ this example

This proxy will be voted FOR both nominees for Director below if no contrary instructions are given.

1. ELECTION OF DIRECTORS

Nominees for three-year terms:   Boyle, Vappi

For Both      Withheld from
Nominees      both nominees
  \__\           \__\

\__\_______________________
For both nominees except as           MARK HERE FOR ADDRESS
       noted above                              CHANGE AND NOTE AT LEFT
                                                       \___\

     This proxy should be signed by the registered holder. Where stock is registered in the names of more than one person, all such persons should sign. When signing as executors, admin-
       istrators, trustees, guardians, etc. please indicate your title as such.

                          Signature___________  Date________

                          Signature___________  Date________